                                    $100,000
                                 PROMISSORY NOTE
                                DUE JUNE 26, 2000

DATED: AUGUST 26, 1999
EXECUTED AND DELIVERED AT ATLANTA, GEORGIA

         FOR VALUE RECEIVED, on August 26, 1999, the undersigned, DAVID R. PROCTOR, an individual resident of the State of Texas ("Maker"), having a mailing address of 5834 Westlope Drive, Austin, TX 78731 promises to pay to the order of CyberGuard Corporation, a Florida corporation ("Payee"), or its registered assigns (Payee or such registered assigns at the time being the registered holder or holders hereof are hereinafter collectively referred to as the ("Holde"), at 2000 West Commercial Boulevard, Suite 200, Fort Lauderdale, Florida, or at such other place as the Holder hereof may direct in writing, the aggregate principal sum of One Hundred Thousand dollars ($100,000), from the date hereof on the unpaid principal amount, as follows:

         1. INTEREST. This Note shall not bear interest so long as the Maker waives his right to receive interest payments pursuant to that certain Promissory Note of CyberGuard Corporation dated of even date herewith payable to Maker in the amount of $150,000 (the "CyberGuard Note"). If the Maker elects to receive interest under the CyberGuard Note, then the unpaid principal amount hereof shall bear interest at the rate of 11.5% per annum, payable in monthly installments on the first day of each month.

         2. PRINCIPAL PAYMENTS. Until paid in full, this Note shall be paid (i) by Payee's withholding all of the salary of the Maker (other amounts currently being withheld for taxes, employee benefits and the like) during each pay period in effect while Maker is employed with CyberGuard Corporation and (ii) in cash upon the earlier of (a) the termination of Maker's employment with Payee for any reason or (b) June 26, 2000.

         3. DEFAULT. This Note may be declared in Default and the entire amount of this Note, including the principal balance then outstanding, together with all interest accrued thereon, shall become immediately due and payable, at the option of Payee and without further notice, if (a) any payment of principal or interest due hereunder is not paid when due; or (b) Maker becomes subject to any bankruptcy, insolvency, receivership or debtor relief proceedings and, in the case of any such proceedings initiated against Maker, the same have not been discharged within sixty (60) days after institution; or (c) Maker makes an assignment for the benefit of creditors, or admits in writing an inability to pay its debts generally as they become due; or (d) Maker fails to comply with or perform any covenant, agreement or condition of this Note. The failure of the Holder to exercise any right or remedy hereunder shall not be deemed to be a release or waiver of any obligation or liability of the Maker.

         4. PREPAYMENT. The Maker may prepay this Note, in whole or in part, at any time, without penalty.

         5. SECURITY FOR REPAYMENT. This Note is secured by a Pledge and Security Agreement dated of even date herewith between Maker and Payee (the "Pledge Agreement") pursuant to which Payee has pledged (collectively, the "Collateral"): (i) the CyberGuard Note and (ii) warrant issued by CyberGuard Corporation to purchase 150,000 shares of common stock of CyberGuard Corporation. This is a non-recourse Note. In the event of a default hereunder, the Payee shall have recourse only to the Collateral for collection of such costs and expenses.

         6. WAIVERS. Maker hereby waives presentment for payment, notices of non-performance or nonpayment, protest, notices of protest, notice of dishonor, diligence in bringing suit hereon against any party hereto and notice of acceleration, and further consent to any extension of time for payment hereunder (whether one or more), any renewal hereof (whether one or more), any substitution or release of any collateral, and any addition or release of any party liable for payment of this Note. Any such extension, renewal, substitution or release may be made by the Holder without notice to any such party and without discharging such party's liability hereunder.

         7. COLLECTION COSTS; ATTORNEYS' FEES. Maker agrees to pay all expenses and costs of collection, including all reasonable attorneys' fees and expenses as awarded by a court, court costs, and similar costs incurred by the Holder in connection with the enforcement of this Note, endeavoring to collect any amounts payable hereunder, whether by acceleration or otherwise.

         8. PARTIAL INVALIDITY. If any provision of this Note or the application thereof to any party or circumstances is held invalid or unenforceable, the remainder of this Note and the application of any such provision to other parties or circumstances shall not be affected thereby, the provisions of this Note being severable in any such instance. No invalid provision hereof shall affect or impair any other provision of this Note.

         9. CONFLICT. This Note is issued pursuant to a Loan Agreement entered into on the date hereof between Maker and Payee (the "Loan Agreement"). In the event of a conflict as between the terms and conditions hereof and the terms and conditions of the Loan Agreement, the terms and conditions of this Note shall control. In lieu of any such conflict of terms both documents shall be of equal force and effect.

         10. GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of Florida, without regard to conflict of law principles.

         11. AMENDMENTS. Any amendment or modification to this Note shall not be effective unless signed in writing by the Holder.

         12. HEADINGS; CONSTRUCTION. The headings of the sections of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof, words used herein of any gender shall be construed to include any other gender where appropriate, and words used herein which are either singular or plural shall be construed to include the other where appropriate.

         13. SUCCESSORS AND ASSIGNS. All of the covenants, stipulations, promises, and agreements in this Note contained by or on behalf of Maker shall bind its successors and assigns, whether so expressed or not; provided, however, that Maker may not, without the prior consent of the Holder, assign any rights, duties, or obligations under this Note.

         14. MAXIMUM INTEREST RATE. Regardless of any provision contained herein, or in any other documents or instruments executed in connection herewith, the Holder hereof shall never be entitled to receive, collect, or apply, as interest hereon, any amount in excess of the Highest Lawful Rate and in the event the Holder hereof ever receives, collects, or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such; and, if the principal hereof is paid in full, any remaining excess shall be refunded to Maker. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, Maker and the Holder hereof shall, to the maximum extent permitted under applicable law, (a) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) spread the total amount of interest throughout the entire contemplated term hereof; provided that if the interest received for the actual period of existence hereof exceeds the Highest Lawful Rate, the Holder hereof shall either apply or refund to Maker the amount of such excess as herein provided, and in such event the Holder hereof shall not be subject to any penalties provided by any laws for contracting for, charging, or receiving interest in excess of the Highest Lawful Rate. For purposes of this Note, the term "Highest Lawful Rate" shall mean, at any given time, the maximum nonusurious interest rate, if any, that may be contracted for or received on the indebtedness evidenced by this Note under applicable federal and state laws.

         15. NO ORAL AGREEMENTS. THIS NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         16. WAIVER OF TRIAL BY JURY. MAKER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING FROM ANY SOURCE INCLUDING, BUT NOT LIMITED TO, THE CONSTITUTION OF THE UNITED STATES OR ANY STATE THEREIN, COMMON LAW OR ANY APPLICABLE STATUTE OR REGULATIONS. MAKER ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING ITS RIGHT TO DEMAND TRIAL BY JURY.

                                             MAKER:


                                             -----------------------------------
                                             David R. Proctor

STATE OF GEORGIA                    )
                                    ) SS
COUNTY OF _________                 )

         The foregoing instrument was acknowledged before me this 26th day of August, 1999, by David R. Proctor. He is (check one) _____ personally known to me or ____ has produced a _____________ drivers license as identification.



                                           Signature:
                                                     ---------------------------

                                           Print Name
                                                      --------------------------

                                           State of
                                                    ----------------------------


[Notary Seal]                              Commission#:

                                           My Commission Expires: